Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Blue Chip Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0.00            9,058,789         $24.14


     Class B      $0                $0.00            8,723,213         $23.05


     Class C      $0                $0.00            466,438            $23.11


     Class I      $0                $0.00            275,641            $24.21


     Evergreen Equity Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $4,289,293        $0.22            20,639,750        $22.77


     Class B      $1,004,590        $0.13            7,131,178         $22.58


     Class C      $226,745          $0.14            1,951,065         $22.56


     Class I      $7,342,330        $0.25            29,906,304        $22.77


     Class R      $5                $0.10            49                $22.76


     Evergreen Growth and Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $27,507  $0.002           15,589,391        $21.80


     Class B      $0                $0.00            17,852,190        $20.69


     Class C      $0                $0.00            6,866,712         $20.69


     Class I      $115,867           $0.03            4,428,298         $22.09


     Evergreen Large Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $120,768          $0.04            3,272,532         $10.35


     Class B      $3,099            $0.003           1,303,072         $10.33


     Class C      $4,128            $0.006           872,388             $10.34


     Class I      $16,544            $0.05            586,474            $10.35


     Evergreen Mid Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0               172,810  $14.92


     Class B      $0                $0               135,123  $14.87


     Class C      $0                $0               199,175  $14.86


     Class I      $0                $0               431,672  $14.95


     Evergreen Small Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0               2,171,505         $21.22


     Class B      $0                $0               114,993          $21.46


     Class C      $0                $0               126,628           $21.48


     Class I      $0                $0               10,181,376        $21.62


     Evergreen Special Values Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0               20,191,662        $24.65


     Class B      $0                $0               8,158,904         $24.12


     Class C      $0                $0               3,803,856         $24.19


     Class I      $193,281          $0.01            39,256,857        $24.72


     Class R      $0                $0               45                $24.64